                                                                   EXHIBIT 10.34

                        AMENDED AND RESTATED ONEIDA LTD.
                             EMPLOYEE SECURITY PLAN

                          Effective as of July 26, 1989
                    Amended and Restated as of July 28, 2004

     Oneida Ltd. hereby adopts the Oneida Ltd. Employee Security Plan for the benefit of certain employees of the Company, its affiliates and subsidiaries, on the terms and conditions hereinafter stated.

     The Plan, as set forth herein, is intended to help retain qualified employees, maintain a stable work environment and provide economic security to certain Employees of the Employer in the event of a Severance of employment under the enumerated circumstances. The Plan, as a "severance pay arrangement" within the meaning of Section 3(2)(B)(i) of ERISA, is intended to be excepted from the definitions of "employee pension benefit plan" and "pension plan" set forth under Section 3(2) of ERISA, and is intended to meet the descriptive requirements of a plan constituting a "severance pay plan" within the meaning of regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations, Section 2510.3-2(b).

     SECTION 1. Definitions. As used herein:

     1.1 "Board" means the Board of Directors of the Company.

     1.2 A "Chance in Control" of the Company shall be deemed to have occurred if:

     (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, provided, however, that for purposes of this clause (a), any person who becomes the direct or indirect beneficial owner of securities representing 20% or more of the combined voting power of the Company's then outstanding securities in connection with an exchange, conversion or discharge of the debt or equity securities or other indebtedness of the Company in a transaction or series of transactions pursuant to the recapitalization plan of the Company, dated as of June 26, 2004 (the "Recapitalization"), shall be disregarded;

     (b) during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof, provided however, that the replacement of any director of the Company serving as of July 12, 2004 with a director designated by a person who has entered into an agreement to effect the Recapitalization will not be taken into account for purposes of this clause (b);

     (c) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 20% of the combined voting power of the company's then outstanding securities; or

     (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     1.3 "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

     1.4 "Company" means Oneida Ltd. or any successors thereto.

     1.5 "Effective Date" means July 26, 1989.

     1.6 An "Employee" means a person who is an active, full-time employee of an Employer, excluding any employee who is included in a unit of employees covered by a negotiated collective bargaining agreement which does not provide for his or her participation in the Plan. A director of the Company is not eligible for participation in the Plan unless he or she is also an Employee. Notwithstanding the foregoing, any person who has entered into a written agreement with the Company or an Employer that provides for the payment of benefits in the event of the termination of such person's employment following a Change in Control of the Company or Recapitalization shall not be considered an Employee for purposes of this Plan.

     1.7 "Employer" means the Company and such subsidiaries or affiliates of the Company as authorized and approved by the Board and listed on Annex I hereto.

     1.8 "ERISA" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     1.9 "Hours of Service" means hours during which an Employee performs service for which he or she is directly or indirectly paid or entitled to pay (including any back pay irrespective of mitigation of damages).

     1.10 "Mandatory Retirement Age" means the age at which the Employer may legally require an Employee to retire. An Employee who has served for a minimum of two (2) years at a high level executive or high policy-making position and who is entitled to a nonforfeitable immediate annual Employer-provided retirement benefit, from any source, which is at least equal to a benefit, computed as a life annuity, of $44,000 per year (or such other as may be provided by future legislation) attains Mandatory Retirement Age at age sixty-five (65), unless otherwise provided by law.

     1.11 "Pay" means all compensation, including salary, wages, fees, commissions, profit-sharing bonus and overtime pay, paid to the Employee for personal services actually rendered to the Company or the Employer as reported on the Employee's IRS Form W-2 for the tax year out of the three tax years immediately prior to a Change in Control of the Company or Recapitalization in which the Employee's W-2 amount was the highest, and including the amount of any elective deferrals contributed on behalf of such Employee to a cash or deferred arrangement maintained by the Company or any affiliate of the Company under
Section 401(k) of the Code. A "Month of Pay" shall be equal to one twelfth (1/12) of Pay.

     1.12 The "Plan" means the Oneida Ltd. Employee Security Plan, as set forth herein, as may be amended from time to time.

     1.13 The "Plan Administrator" means an administrative committee appointed by the Board and acting in accordance with the terms of the Plan. Such committee shall consist of at least three members who are active Employees, including the Vice President of Human Resources of the Company.

     1.14 "Recapitalization" means a transaction approved by the Board involving a special distribution in respect of shares of Common Stock, par value $6.25 per share, of the Company or a similar transaction designated by the Board as a Recapitalization for purposes of the Plan.

     1.15 "Service" means active, full-time employment with the Company or an Employer and, to the extent and for the purposes determined by the Plan Administrator under rules uniformly applicable to all Employees similarly situated, shall include (i) periods of vacation, (ii) periods of paid layoff,
(iii) periods of absence authorized by the Company or an Employer for sickness, temporary disability or personal reasons, (iv) if and to the extent required by the Military Selective Service Act as amended or any other Federal law, service in the Armed Forces of the United States and (v) such other periods as the Plan Administrator shall specify in such rules.

     1.16 "Severance" means the termination of an Employee's employment with the Employer within two (2) years following a Change in Control or Recapitalization,
(i) by the Employer other than for Cause, or (ii) by the Employee for Good Reason. Notwithstanding the foregoing, an Employee will not be considered to have incurred a Severance (i) if his or her employment is discontinued by reason of the Employee's voluntary or Mandatory Retirement, the Employee's death or a physical or mental condition causing the Employee's inability to substantially perform his or her duties with the Employer, including without limitation, such condition entitling him or her to benefits under any sick pay or disability income policy or program of the Employer, (ii) if his or her employment is temporarily discontinued by reason of a temporary lay-off for a period of less than six months or (iii) by reason of the divestiture of a facility or subsidiary of the Employer in which the Employee works if the Employee is offered comparable employment by the successor company and the successor company assumes the Employer's responsibilities under the Plan with respect to such Employee. For purposes of the Plan, "Cause" means (i) an Employee's willful and continued failure to substantially perform his duties with the Employer, (ii) an Employee's willful engagement in conduct which is demonstrably and materially injurious to the Employer, monetarily or otherwise (provided, however, that no act, or failure to act, on an Employee's part shall be deemed "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that such action or omission was in the best interest of the Employer) or (iii) an Employee's material failure to comply with the work rules or policies of the Company or the Employee's Employer. For the purposes of the Plan, "Good Reason" means (i) the Employer's seeking the transfer of the Employee to another Employer facility more than 25 miles from the Employee's then current place of employment, (ii) a reduction by the Employer in the Employee's Pay or benefits, including, without limitation, retirement and health and welfare benefits or (iii) a change in the Employee's duties or responsibilities in the nature of a demotion (other than for Cause).

     1.17 "Severance Date" means the date after the Effective Date on which an Employee incurs a Severance.

     1.18 "Severance Pay" means payments made to eligible Employees pursuant to
Section 3.1 hereof.

     1.19 "Year of Service" means, with respect to any Employee, each calendar year during which the Employee completes at least 1,000 Hours of Service. In addition, if an Employee does not complete 1,000 Hours of Service during the calendar year in which his or her Service commences, but does complete at least 1,000 Hours of Service during the 12-consecutive month period beginning on the date the Employee's Service commenced, as determined by the Plan Administrator, then, for purposes of determining when an Employee shall be eligible to participate in the Plan as provided in Section 2, he or she shall be credited with a Year of Service for such 12-consecutive month period.

     SECTION 2. Eligibility.

     2.1 Notwithstanding any provision to the contrary contained herein, each Employee shall be eligible to participate in the Plan upon completion of one Year of Service.

     SECTION 3. Benefits.

     3.1 Each Employee who incurs a Severance shall be entitled to receive a one-time Severance Pay equal to 2-1/2 Months of Pay for each year of Service, up to a maximum amount of 24 Months of Pay.

     3.2 Severance Payments will be made to an eligible severed Employee in one lump sum on the second pay day following the Severance Date.

     3.3 Health care benefits and life insurance benefits will be continued (at the active employee rate) for a severed Employee for the number of months determined in Section 3.1 above, but not after he or she becomes an employee of another employer and covered under another group health or group life plan, respectively.

     3.4 In the event of a claim by an Employee as to the amount of any distribution or its method of payment, such Employee shall present the reason for his or her claim in writing to the Plan Administrator. The Plan Administrator shall, within sixty (60) days after receipt of such written claim, send a written notification to the Employee as to its disposition. In the event the claim is wholly or partially denied, such written notification shall (a) state the specific reason or reasons for the denial, (b) make specific reference to pertinent Plan provisions on which the denial is based, (c) provide a description of any additional material or information necessary for the Employee to perfect the claim and an explanation of why such material or information is necessary, and (d) set forth the procedure by which the Employee may appeal the denial of his claim. In the event an Employee wishes to appeal the denial of his claim, he or she may request a review of such denial by making application in writing to the Plan Administrator within sixty (60) days after receipt of such denial. Such Employee (or his or her duly authorized legal representative) may, upon written request to the Plan Administrator, review any documents pertinent to his or her claim, and submit in writing issues and comments in support of his or her position. Within sixty (60) days after receipt of a written appeal (unless special circumstances, such as the need to hold a hearing, require an extension of time, but in no event more than one hundred twenty (120) days after such receipt), the Plan Administrator shall notify the Employee of the final decision. The final decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

     3.5 The Company will pay to each Employee all legal fees and expenses incurred by such employee in seeking to obtain or enforce any right or benefit provided under this Plan (other than any such fees and expenses incurred in pursuing any claim determined to be frivolous by a court of competent jurisdiction).

     SECTION 4. Limitation on Severance Payments.

     4.1 Notwithstanding any provision in this Plan or in any other agreement, commitment, arrangement or plan regarding payments or transfers of property to an Employee to the contrary, the aggregate of all Severance Payments to an Employee under this Plan and all other agreements and arrangements with, and plans of, the Employer shall be reduced by such amount as may be necessary so that no Payment, either alone or when taken together with all other Payments, results in the failure of any Payment, or any other amount paid or property transferred to, or for the benefit of, an Employee, to be allowed as a deduction to the Company on its Federal income tax return under Code Section 280G; provided, however, that no provision of this Plan shall be deemed to prohibit or restrict any Payment, or any payment or transfer of property, to an Employee pursuant to an Employee Benefit Plan.

     4.2 Promptly, and in any event within 10 days before any Severance Payment is due, the Company shall determine whether any Payment, or any portion thereof, payable to, or for the benefit of, an Employee would result in the failure of any Payment, or any other amount paid or property transferred to, or for the benefit of, an Employee, to be allowed as a deduction to the Company on its Federal income tax return under Code Section 280G, and shall immediately notify the Employee of its determination by delivering to the Employee a statement (the "Statement") which sets out a detailed account of its determination, including a description of the method by which the Fair Market Value was assigned in such determination to any property constituting a Payment. Within 8 days of delivery of the Statement, and after consulting with the Employee to determine how the Company can best implement its obligation to compensate the Employee under the terms of this Plan, the Company shall reduce the Severance Payment under the Plan by the amount described in Section 4.1.

     4.3 In the event the Employee disputes a determination reflected in the Statement, including the assignment of a Fair Market Value to any property constituting a Payment, the Employee shall promptly notify the Company in writing, and the parties shall use their best efforts to resolve such dispute. If no resolution has been reached within 2 days of receipt of the notice of such dispute, the dispute shall be referred to an Independent Auditor, whose determination with respect to such dispute shall be communicated in writing to the parties within 5 days of the date of such referral. The determination of the Independent Auditor shall be at the expense of the Company and shall be conclusive and binding on the parties. The 8 day time period provided in Section
4.2 shall be suspended and shall not elapse during the period provided for the resolution of disputes pursuant to this Section 4.3.

     4.4 For the purposes of this Section 4, the following terms shall have the following meanings:

          (i) "Affiliate" means any person or entity affiliated with the Company, including any corporation which is part of an affiliated or controlled group (or which as a result of a Change in Control of the Company becomes part of an affiliated or controlled group) within the meaning of Sections 1504 or 1563 of the Code;

          (ii) "Base Amount" means the Employee's annualized includible compensation for the base period, determined in accordance with Code Section 280G. For the purposes of this Section, "annualized includible compensation for the base period" means the average annual compensation which (1) was payable by the Employer to the Employee and (2) was includible in the gross income of the Employee for the most recent 5 taxable years ending before the date of the Change of Ownership (or such shorter portion during which the Employee was an employee of the Employer);

          (iii) "Change of Ownership" means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as determined under Code Section 280G; and the determination that payments are contingent upon a Change of Ownership shall be made in accordance with Code Section 280G;

          (iv) "Employee Benefit Plan" means an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, which is contributed to or maintained by the Employer;

          (v) "Fair Market Value" means the value of any property, determined in accordance with the applicable provisions of the Code and the rulings and regulations issued by the Secretary of Treasury or his delegate thereunder, or, in the absence of such authority, determined by the Board of Directors of the Company in good faith as reflecting the fair market value of such property;

          (vi) "Independent Auditor" means a nationally recognized independent auditing firm selected by the Employee;

          (vii) "Payments" means any payments or transfers of property required to be made by the Employer or an Affiliate, or which would be required to be made by the Employer or an Affiliate pursuant to an agreement, including this Plan, commitment or arrangement with, or a plan of, the Employer or an Affiliate, but for the provisions of this Section 4, in the nature of compensation to, or for the benefit of, an Employee, which are contingent on a Change of Ownership to the extent required to be considered, pursuant to Code
Section 280G, in determining whether a payment is a "parachute payment", as defined under such Section;

          (viii) "Present Value" shall be determined in accordance with Section 1274(b)(2) of the Code and the rulings and regulations issued by the Secretary of the Treasury or his delegate under such Section and Code Section 280G; and

          (ix) "Code Section 280G" means Section 280G of the Code and the rulings and regulations issued by the Secretary of the Treasury or his delegate under such Section.

     4.5 The provisions of this Section 4 shall be administered in accordance with Code Section 280G.

     SECTION 5. Plan Administration.

     5.1 The Plan shall be interpreted, administered and operated by the Plan Administrator, who shall have complete authority, in its sole discretion subject to the express provisions of the Plan, to determine who shall be eligible for Severance Pay, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the Plan.

     5.2 All questions of any character whatsoever arising in connection with the interpretation of the Plan or its administration or operation shall be submitted to and settled and determined by the Plan Administrator in an equitable and fair manner in accordance with the procedure for claims and appeals described in Section 3.4. Any such settlement and determination shall be final and conclusive, and shall bind and may be relied upon by the Employer, each of the Employees and all other parties in interest.

     5.3 The Plan Administrator may delegate any of their duties hereunder to such person or persons from time to time as they may designate.

     5.4 The Plan Administrator is empowered, on behalf of the Plan, to engage accountants, legal counsel and such other personnel as it deems necessary or advisable to assist it in the performance of its duties under the Plan. The functions of any such persons engaged by the Plan Administrator shall be limited to the specified services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under the Plan. Such persons shall exercise no discretionary authority or discretionary control respecting the management of the Plan. All reasonable expenses thereof shall be borne by the Company.

     SECTION 6. Plan Modification or Termination.

     6.1 The Plan may be amended or terminated by the Board at any time; provided, however, that within the two-year period following a Change in Control or Recapitalization, the Plan may not be terminated or amended if such amendment would be adverse to the interests of any Employee.

     SECTION 7. General Provisions.

     7.1 Nothing in the Plan shall be deemed to give any Employee the right to be retained in the employ of the Employer without the Employer's consent, nor to interfere with the right of the Employer to discharge him or her at any time and for any lawful reason, with or without cause, with or without notice.

     7.2 Except as otherwise provided herein or by law, no right or interest of any Employee under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Employee under the Plan shall be liable for, or subject to, any obligation or liability of such Employee. When a payment is due under this Plan to an Employee who is unable to care for his affairs, payment may be made directly to his legal guardian or personal representative.

     7.3 If an Employer is obligated by law or by contract to pay severance pay, a termination indemnity, notice pay, or the like, or if the Employer is obligated by law or by contract to provide advance notice of separation ("Notice Period"), then any Severance Pay hereunder shall be reduced by the amount of any such severance pay, termination indemnity, notice pay or the like, as applicable, and shall be reduced by the amount of any compensation received during any Notice Period.

     7.4 All payments provided under the Plan shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established, and no other segregation of assets made, to assure payment. Employees shall have no right, title, or interest whatever in or to any investments which the Company may make to aid the Company in meeting its obligations hereunder.

     7.5 If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

     7.6 The Plan shall be governed by and construed in accordance with ERISA and all applicable rules and regulations thereunder.

     7.7 The Plan shall be effective as of the Effective Date and shall remain in effect unless and until terminated pursuant to Section 6.1 hereof.

                                     ANNEX I

Camden Wire Co., Inc.

Buffalo China, Inc.

Kenwood Silver Company, Inc.

Oneida Canada, Limited